                                CHARTER

                                  OF

                      FIRST CITIZENS BANCSHARES, INC.

The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

l.      The name of the corporation is First Citizens Bancshares, Inc.

2.      The duration of the corporation is perpetual.

3. The address of the principal office of the corporation in the State of Tennessee shall be Court and Mill Streets, Dyersburg, Tennessee, County of Dyer.

4.      The corporation is for profit.

5. The principal purpose for which the corporation is organized is to engage in banking and non-banking activities of a bank holding company which is registered with the Board of Governors of the Federal Reserve System under the Federal Bank Holding Company Act of 1956, as amended. This corporation may engage in any and all lawful businesses allowed for such a bank holding company under state and federal law.

6. The maximum number of shares which the corporation shall have the authority to issue is Seven Hundred Fifty Thousand (750,000) shares which shall have a par value of Ten Dollars ($10.00).

7. The corporation will not commence business until consideration of an amount not less than One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

8. The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval.

9. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required in the event that the Board of Directors of the corporation does not recommend to the stockholders of the corporation a vote in favor of (1) a merger or consolidation of the corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Section 9.

10. The Board of Directors of the corporation shall consist of a maximum of twenty-two (22) stockholders of the corporation. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Section 11.


11. The holders of the shares of the corporation shall have no preemptive right, as defined in Section 48-713 of the Tennessee General Corporation Act.

Dated     December 13, 1982

                    ARTICLES OF AMENDMENT TO THE CHARTER

                                    OF

                       FIRST CITIZENS BANCSHARES, INC.


     Pursuant to the provisions of Section 48-303 of the Tennessee General

Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

     l.    The name of the corporation is First Citizens Bancshares, Inc.

     2.    The amendments adopted are:

a.   The corporation hereby adopts the following article as Article 12 of its
     Charter:

     At all times each holder of common stock of the corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation. At all elections of directors of the corporation, each holder of common stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would then be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors upon whose election he is then entitled to vote, and he may cast all of such votes for a single candidate or may distribute them among some or all of the candidates, as he may see fit.

b.   The corporation hereby adopts the following amendment to
     Section 10 of its Charter:

     The reference to "Section 11" in the last line of Section 10 of the corporation's Charter is amended to read "Section 10."

     3.         The amendment was duly adopted by unanimous written

                consent of the shareholders on June 14, 1983.

     4.         The amendment shall be effective upon the filing of

                these Articles with the Secretary of State.

     Dated June 17, 1983.



                                FIRST CITIZENS BANCSHARES, INC.




                                By: (Stallings Lipford)
                                     Stallings Lipford, President

                  ARTICLES OF AMENDMENT TO THE CHARTER
                                 OF
                    FIRST CITIZENS BANCSHARES, INC.
                        CONTROL NUMBER 0123149

     Pursuant to the provisions of Section 48-20-106 of the Tennessee

Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

     l. The name of the corporation is: FIRST CITIZENS
                     BANCSHARES, INC.

     2. The amendments adopted are:

        A.  Article 6 is amended to read as follows:

            The maximum number of shares which the Corporation shall have authority to issue is 10,000,000 shares of voting common stock having $1.00 par value.

        B. Article 10 regarding the maximum number of directors is deleted. The vote of 80% of the outstanding shares was obtained to delete this provision.

     3.  The corporation is a for-profit corporation.

     4. There will be no exchange, reclassification, or cancellation of issued shares as a result of this amendment.

     5.  The amendment was duly adopted on April 15, 1998, by the shareholders.

     6. The amendment is to be effective when these articles are filed by the Secretary of State.

        Dated April 16, 1998.


                           FIRST CITIZENS BANCSHARES, INC.



                           By: (Katie Winchester)
                                Katie Winchester, President

                     AMENDMENTS TO ARTICLES OF ASSOCIATION
                                     OF
                        FIRST CITIZENS BANCSHARES, INC.

                           CONTROL NUMBER 0123149

    Pursuant to the provisions of Section 48-303 of the Tennessee

        General Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:


     1. The name of the corporation is First Citizens Bancshares, Inc.

     2. The amendments adopted are:

            a. The corporation hereby adopts the following amendment to Article 6 of its Charter by restating as follows:

                   Article 6: The maximum number of shares which the Corporation shall have the authority to issue is seven-hundred fifty thousand (750,000) shares which shall have a par value of Ten Dollars ($10.00).

            b. The Corporation hereby adopts the following as Article 13 of its Charter:

                   Article 13: Indemnification of Directors and Officers.

                   Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by applicable Federal and state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators provided, however, that, except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the applicable Federal and state law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the following:

   (i)
        delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise;

  (ii) delivery to the Corporation by the indemnitee of a written affirmation by the indemnitee of his good faith belief that he has (a) conducted himself in good faith; and (b) he reasonably believed in the case of his official capacity with the Corporation, that his conduct was in its best interest; (c)he reasonably believed in all other cases, that his conduct was at least not opposed to its best interest; and (d) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;

(iii)   a  determination  is made on the facts then known to those making
        the  determination  would  not  preclude   indemnification  under
        Tennessee law.

   Section 2.  Right of Indemnitee to Bring Suit.
   If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any such suit by the Corporation to recover an advancement of expenses pursuant to the terms of an under-taking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the application standard of conduct set forth in the Tennessee law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the application standard of conduct set forth in the Tennessee law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     Section 3.  Non-Exclusivity of Rights.
     The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4.  Insurance.
     The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability of loss under Tennessee Business Corporations Law.

     Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         c. The Corporation hereby adopts the following as Article 14 of its Charter:

     Article 14: Elimination of Liability of Directors for Monetary Damages for Certain Alleged Breaches of Fiduciary Duty

       A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders;
       (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) or under TCA 48-18-304. No provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective.

3. The amendments were duly adopted by a majority vote of the shareholders on April 18, 1989.

4. The amendment shall be effective upon the filing of these Articles with the Secretary of State.

     Dated May 2, 1989.



                        FIRST CITIZENS BANCSHARES, INC.




                           By:  (Stallings Lipford)
                                 Stallings Lipford, President

                          ARTICLES OF AMENDMENT TO THE CHARTER
                                            OF
                             FIRST CITIZENS BANCSHARES, INC.

                                     CONTROL #0123149

     Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopted the following article of amendment to its Charter:

        1.     The name of the corporation is First Citizens Bancshares, Inc.

        2.     The amendment adopted is:

               a.  The corporation hereby adopts the following amendment to
                   Article 6 of its Charter by restating as follows:

        Article 6: The maximum number of shares which the Corporation shall have the authority to issue is two million (2,000,000) shares which shall have a par value of One Dollar ($1.00)

        3. The amendment was duly adopted by a majority vote of the shareholders on April 20, 1994.

        4. The amendment shall be effective upon the filing of this Article with the Secretary of State.



        Dated May 25, 1994




                              First Citizens Bancshares, Inc.


                                   By: (Katie Winchester)
                              Katie Winchester, President

                                  BYLAWS OF
                       FIRST CITIZENS BANCSHARES, INC.

                                  ARTICLE I
                           MEETINGS OF SHAREHOLDERS

          l. Annual Meeting. The annual meeting of the shareholders of First Citizens Bancshares, Inc. (the "Corporation") shall be held on the second Tuesday in April of each year at its principal office unless a different time or place, either within or without Tennessee, is designated by the Directors.

          2. Special Meetings. Special meetings of the shareholders may be called by any director and/or the President and Chief Executive Officer; provided, however, that a special meeting at which a tender offer or exchange offer, a merger or consolidation of the Corporation with or into another corporation, or any offer to purchase or otherwise acquire all or substantially all of the assets of the Corporation are to be considered may be called only by the President and Chief Executive Officer of the Corporation. The place of such meetings shall be designated by the directors.

          3. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the President, Secretary, officer, or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting, by depositing such notice in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting, and shall be deemed delivered when actually received by the shareholder. The person giving such notice shall certify that the notice required by this paragraph has been given.

          4. Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this Corporation's charter, these bylaws, or by the laws of Tennessee, a larger or different vote is required, in which case such express provisions shall govern the decision of such question.

          5. Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

                                ARTICLE II
                            BOARD OF DIRECTORS

         l. Qualification and Election of Directors. Directors must be shareholders. The terms of the initial Board of Directors elected by the shareholder(s) shall be set so as to implement staggered terms, i.e. the terms of one-third (or as near one-third as possible) of the directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, one-third of the directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders, or by similar vote at any special meeting called for the purpose, to serve three year terms. Each director shall hold office until the expiration of the term for which he is elected, except as stated above, and thereafter until his successor has been elected and qualified. Any vacancy occurring in the Board of Directors shall be filled by appointment by the remaining directors, and any director so appointed shall serve until the next election, for the remainder of the term of the director being replaced, or for a full term, at the option of the directors.

      2. Number. The maximum number of directors is fixed by the Charter and may be altered only by amendment thereto, but shall never be less than the number required by law. The Board of Directors may, by a vote of the majority of the full Board, between annual meetings of the shareholders, increase the membership of the Board up to the maximum number set out in the Charter and by like vote appoint qualified persons to fill the vacancies created thereby.

      3. Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the Corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by any one director or any two officers of the Corporation.

      4. Notice of Directors' Meetings. The annual and all regular Board Meetings may be held without notice. Special meetings shall be held with not less than one hour notice of such meeting to be given to each director, which notice shall be given on a best efforts basis by those calling the meeting.

      5. Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty (30) days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the charter, these bylaws, or by the laws of Tennessee.

      6. Appointment of Chairman, Executive and Other Committees. The Chairman of the Board of Directors of the corporation shall also serve as an officer of the corporation. The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two or more persons, who may or may not be directors, and may delegate to such Chairman, committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the corporation.

     7. Powers. In addition to other powers specifically set out herein or that apply under Tennessee or other applicable law, the Board of Directors shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under Tennessee or other applicable law.

     8. Contracts with Interested Directors. No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction, of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or is in any way connected with such person, firm, or corporation and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

     9. Special Considerations by Directors. The directors of this Corporation shall consider all factors they deem relevant in evaluating any proposed tender offer or exchange offer for the Corporation's stock, any proposed merger or consolidation of the Corporation with or into another Corporation and any proposal to purchase or otherwise acquire all of the assets of the Corporation. The directors shall evaluate whether the proposal is in the best interests of the Corporation by considering the best interests of the shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers and the communities served by the Corporation and its subsidiary or subsidiaries. The directors shall evaluate the consideration being offered to the shareholders of the Corporation in a freely negotiated transaction, and the directors' estimate of the future value of shares of the Corporation as an independent entity.

                                   ARTICLE III
                                    OFFICERS

     l. Number. The Corporation shall have a President, a Chairman of the Board, a Secretary, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

     2. Election and Term. The officers shall be elected by the Board at its annual meeting for terms of one year. Each officer shall serve until the expiration of the term which he is elected, and thereafter until his successor has been elected and qualified.

     3. Duties. All offices shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.


                                   ARTICLE IV
                      RESIGNATIONS, REMOVALS AND VACANCIES

     l. Resignations. Any officer or director may resign at any time by giving written notice to the Chairman of the Board of Directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

     2. Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

     3. Removal of Directors. Any or all of the directors may be removed with cause by a proper vote of the shareholders or with cause by a majority vote of the entire Board of Directors.

     4. Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                 ARTICLE V
                               CAPITAL STOCK

     l. Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, such certificates shall be signed by two officers of the Corporation.

    2. Transfer of Shares. Any share or shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

     3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                ARTICLE VI
                            ACTION BY CONSENT

     Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon.

                               ARTICLE VII
                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extend authorized by Tennessee law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgements, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

     The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Tennessee law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the following:

(i) delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise;

(ii) delivery to the Corporation by the indemnitee of a written affirmation by the indemnitee of his good faith belief that he has
        a) conducted himself in good faith; and (b) he reasonably believed in the case of his official capacity with the Corporation, that his conduct was in its best interest; (c) he reasonably believed in all other cases, that his conduct was at least not opposed to its best interest; and (d) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;

(iii) a determination is made on the facts then known to those making the determination would not preclude indemnification under Tennessee law.

     2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (I) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any such suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the application standard of conduct set forth in the Tennessee law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the application standard of conduct set forth in the Tennessee law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability of loss under Tennessee Business Corporations Law.

5.  Indemnification of Employees and Agents of the Corporation.
The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                     ARTICLE VIII
                                 AMENDMENT OF BYLAWS

    These bylaws may be amended, added to, or repealed by vote of two-thirds (2/3) of the directors at a regular or special meeting of the Board of Directors. Any change in the bylaws made by the Board of Directors, however, may be amended or repealed by the shareholders.


                                     CERTIFICATION

     I certify that these Bylaws were adopted at the shareholder's meeting of the Corporation held on the 4th day of January, 1983.


                                      (Judy Long)
                                       Secretary